Exhibit 99.1

27 April 2021 | NYSE: NXRT

EARNINGS SUPPLEMENT: FIRST QUARTER 2021

NEXPOINT RESIDENTIAL TRUST, INC.

2515 MCKINNEY AVE SUITE 1100

DALLAS, TX 75201

PHONE: 833-463-6697

INVESTOR RELATIONS:

JACKIE GRAHAM

NXRT.NEXPOINT.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	2
Overview	4
Highlights of Recent Activity	5
Financial Summary	6
2021 Full Year Guidance	7
Components of Net Asset Value	8
Consolidated Balance Sheets	9
Consolidated Statements of Operations	10
Q1 Same Store Results	11
Q1 Same Store Properties Operating Metrics	13
QoQ Same Store Properties Operating Metrics	14
FFO, Core FFO and AFFO	15
Historical Capital Expenditures	16
Value-Add Program Details	17
Outstanding Debt Details	20
Debt Maturity Schedule	22
Historical Acquisition Details	23
Historical Disposition Details	24
Definitions and Reconciliations of Non-GAAP Measures	25

AVANT AT PEMBROKE PINES
LEASING OFFICE: CONSTRUCTION COMMENCING Q2 2021

UPDATED EXTERIOR COMMUNITY AMENITIES

   OPEN AND READY FOR HIGH SEASON

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

JGraham@nexpoint.com

833-463-6697

Media inquiries: JGraham@nexpoint.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS FIRST QUARTER 2021 RESULTS

NXRT Increases 2021 Full Year Guidance; Continues to Execute Value-Add Strategy

Dallas, TX, April 27, 2021 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the first quarter ended March 31, 2021.

Highlights

•

NXRT[1] reported Net Loss, FFO[2], Core FFO[2] and AFFO[2] of $(6.9)M, $13.8M, $14.1M and $16.0M, respectively, attributable to common stockholders for the quarter ended March 31, 2021, compared to Net Income, FFO, Core FFO, and AFFO of $28.0M, $12.4M, $13.6M and $15.3M, respectively, attributable to common stockholders for the quarter ended March 31, 2020.

•

For the three months ended March 31, 2021, Q1 Same Store properties[3] average effective rent, total revenue and occupancy increased 1.2%, 2.1% and 110 bps, respectively, and NOI[2] decreased (0.3)%[4] from the prior year period.

•	The weighted average effective monthly rent per unit across all 37 properties held as of March 31, 2021 (the “Portfolio”), consisting of 13,976 units[5], was $1,130, while physical occupancy was 95.3%.
•	NXRT paid a first quarter dividend of $0.34125 per share of common stock on March 31, 2021.
•

During the first quarter, for the properties in our Portfolio, we completed 285 full and partial upgrades and leased 421 upgraded units, achieving an average monthly rent premium of $163 and a 20.7% ROI[6].

•

Since inception, for the properties currently in our Portfolio, we have completed 5,543 full & partial, 4,364 kitchen and laundry appliances, and 9,422 technology packages, resulting in a $129, $48, and $44 average monthly rental increase per unit and a 21.5%, 74.1%, and 33.3% ROI, respectively.

(1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
(2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

(3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 35 properties encompassing 13,564 units of apartment space in our Same Store pool for the three months ended March 31, 2021 (our “Q1 Same Store” properties). The same store unit count excludes 93 units that are currently down due to fires and winter storm Uri in February 2021 (Atera: 26 units, Hollister Place: 25 units, Venue at 8651: 21 units, Timber Creek: 15 units, Stone Creek: 5 units and Preserve at Terrell Mill: 1 unit).

(4)

After excluding revenue and expenses for the units down due to casualty events from the Q1 Same Store pool, SS NOI increased 0.38% quarter over quarter. However, the SS NOI calculation presented herein includes the down units in the prior period calculation.

(5)

Total units owned in our Portfolio is 14,205, however 229 units are currently down due to fires, a tornado, and winter storm Uri (Cutter’s Point: 136 units, Atera: 26 units, Hollister Place: 25 units, Venue at 8651: 21 units, Timber Creek: 15 units, Stone Creek: 5 units and Preserve at Terrell Mill: 1 unit).

(6)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

nxrt.nexpoint.com	Page 1

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

First Quarter 2021 Financial Results

•	Total revenues were $51.8 million for the first quarter of 2021, compared to $52.6 million for the first quarter of 2020.
•

Net loss for the first quarter of 2021 totaled $(6.9) million, or loss of $(0.27) per diluted share, which included $20.8 million of depreciation and amortization expense. This compared to net income of $28.0 million, or income of $1.08 per diluted share, for the first quarter of 2020, which included $23.3 million of depreciation and amortization expense.

•

The change in our net loss of $(6.9) million for the three months ended March 31, 2021 as compared to our net income of $28.0 million for the three months ended March 31, 2020 primarily relates to decreases in gains on sales of real estate and total revenues, partially offset by decreases in depreciation, interest, and property operating expenses.

•	For the first quarter of 2021, NOI was $29.6 million on 37 properties, compared to $30.0 million for the first quarter of 2020 on 37 properties.
•	For the first quarter of 2021, Q1 Same Store NOI decreased (0.3)% to $28.3 million, compared to $28.4 million for the first quarter of 2020.
•	For the first quarter of 2021, FFO totaled $13.8 million, or $0.55 per diluted share, compared to $12.4 million, or $0.48 per diluted share, for the first quarter of 2020.
•	For the first quarter of 2021, Core FFO totaled $14.1 million, or $0.56 per diluted share, compared to $13.6 million, or $0.53 per diluted share, for the first quarter of 2020.
•	For the first quarter of 2021, AFFO totaled $16.0 million, or $0.64 per diluted share, compared to $15.3 million, or $0.59 per diluted share, for the first quarter of 2020.

First Quarter Earnings Conference Call

NXRT will host a call on Tuesday, April 27, 2021 at 11:00 a.m. ET to discuss its first quarter financial results. The conference call can be accessed live over the phone by dialing 800-367-2403 or, for international callers, +1 334-777-6978 and using passcode Conference ID: 5369761.  A live audio webcast of the call will be available online at the Company's website, nxrt.nexpoint.com. An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, May 4, 2021 by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 5369761.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, nxrt.nexpoint.com, under the “Financials” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “intend,” “plan” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, NXRT’s updated guidance for financial results for the full year 2021 and the related assumptions, including the effects of tornado damage at Cutter’s Point, expected acquisitions and dispositions, shares outstanding and real estate taxes, NXRT’s net asset value and the related components and assumptions, including estimated value-add expenditures, debt payments, outstanding debt and shares outstanding, guidance for the second quarter 2021 and the related assumptions, planned value-add programs, including projected average rent, rent change and return on investment, expected return to service of units at Cutter’s Point damaged by the tornado, expected return to service of units at Timber Creek and Venue 8651 damaged by fires, expected return to service of units at properties impacted by Winter Storm Uri, and expected acquisitions and dispositions. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate geographic spread, duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors

nxrt.nexpoint.com	Page 2

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

nxrt.nexpoint.com	Page 3

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC: FIRST QUARTER 2021 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$50.70
Insider Ownership	12.20%
2021 Q2 Dividend Per Share	$0.34125
Dividend Yield (1)	2.69%
Shares outstanding - basic (2)	25,068
Shares outstanding - diluted (2)	25,068
(1)	As of the close of market trading on April 26, 2021.
(2)

Weighted average for the three months ended March 31, 2021. If the Company sustains a net loss for the period presented, unvested restricted stock units are not included in the calculation of diluted shares outstanding.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	18.2%
South Florida	13.8%
Nashville	13.0%
Phoenix	11.8%
Atlanta	10.3%
Houston	8.3%
Orlando	8.3%
Las Vegas	8.1%
Charlotte	4.1%
Tampa	4.1%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

Revenue ($000s)
Avg. Rent/Unit
$55,000
$50,000
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$1,150
$1,000
$850
$700
$550
$400
4Q14
4Q15
4Q16
4Q17
4Q18
4Q19
4Q20

nxrt.nexpoint.com	Page 4

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Recent Activity

SUNBELT RENT GROWTH OUTPERFORMS COASTS

NXRT Q1 2021 NEW LEASES & RENEWALS

Market	New Leases	% Increase	Rent Increase	Renewals	% Increase	Rent Increase
DFW	315	3.1%	$30.85	318	2.8%	$26.22
HOU	162	-0.2%	($2.51)	155	0.5%	$5.86
CHA	82	4.5%	$46.51	89	3.0%	$30.42
NASH	243	1.3%	$13.89	297	1.7%	$17.83
ATL	131	6.8%	$77.26	208	3.7%	$40.88
ORL	159	-1.5%	($16.80)	170	0.6%	$7.65
TPA	76	7.8%	$78.64	88	3.0%	$29.30
South FL	199	7.5%	$111.37	272	1.7%	$23.87
PHX	238	5.9%	$64.77	246	2.3%	$25.48
LSV	159	5.0%	$57.13	186	3.8%	$43.20
TOTAL	1,764	3.9%	$43.42	2,029	2.2%	$24.85

LEASED REHABS	DIVIDEND GROWTH

$160.00
$120.00
$80.00
$40.00
$-
20.0%
15.0%
10.0%
5.0%
0.0%
2015
2016
2017
2018
2019
2020
2021
$ Rent Growth
% Rent Growth

$0.360
$0.310
$0.260
$0.210
$0.160
+66%
2015
2016
2017
2018
2019
2020
2021

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	Q1 2021	Q1 2020	FY 2020	FY 2019
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization	$1,158,000	$627,000	$1,058,000	$1,136,000
Share Price (as of the last day of the period)	$46.09	$25.21	$42.31	$45.00
Weighted average common shares outstanding - basic	25,068	25,388	24,715	24,116
Weighted average common shares outstanding - diluted	25,068	25,851	25,234	24,593

Earnings Profile
Total revenues	$51,796	$52,582	$204,800	$181,066
Net income (loss) attributable to common stockholders	(6,879)	27,955	44,018	99,140
NOI (1)	29,581	29,985	116,092	102,591
Same Store NOI (2)	28,267	28,359	68,150	66,054
Same Store NOI Growth (%) (2)	(0.3)%		3.2%

Earnings Metrics Per Common Share (diluted basis)
Earnings (loss)	$(0.27)	$1.08	$1.74	$4.03
FFO (1)	$0.55	$0.48	$2.27	$1.66
Core FFO (1)	$0.56	$0.53	$2.20	$1.93
AFFO (1)	$0.64	$0.59	$2.47	$2.20
Dividends declared per common share	$0.341	$0.313	$1.279	$1.138
FFO Coverage (3)	1.62x	1.53x	1.77x	1.46x
Core FFO Coverage (3)	1.65x	1.68x	1.72x	1.70x
AFFO Coverage (3)	1.88x	1.89x	1.94x	1.94x

Portfolio
Total Properties	37	37	37	40
Total Units (4)	13,976	14,104	14,205	14,724
Occupancy	95.3%	94.2%	94.1%	94.2%
Average Effective Monthly Rent per Unit	$1,130	$1,110	$1,128	$1,103

Same Store Portfolio Metrics (2)
Total Same Store Properties	35	35	24	24
Total Same Store Units	13,564	13,657	9,074	9,074
Occupancy	95.3%	94.2%	94.2%	94.3%
Average Effective Monthly Rent per Unit	$1,127	$1,114	$1,047	$1,033

Value-Add Program
Completed Full/Partial Interior Rehab Units	285	412	1,679	2,516
Cumulative Completed Rehab Units (5)	5,543
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$129
ROI on Post-Rehab Units	21.5%

Outstanding Debt Summary
Total Mortgage Debt	$1,167,880	$1,151,683
Credit Facilities	183,000	225,000
Total Debt Outstanding	$1,350,880	$1,376,683
Leverage Ratio (Net Debt to Enterprise Value) (6)	53%	67%
(1)	For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.
(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. For additional information regarding our Q1 Same Store properties, see the “Q1 Same Store Results” section of this release. Total same store units owned is 13,657, however 93 units are currently down due to fires and winter storm Uri in February 2021 (See page 1 for detail).

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Total units owned is 14,205, however 229 units are currently down due to fires, a tornado, and winter storm Uri in February 2021.
(5)	Inclusive of all full and partial interior upgrades completed through March 31, 2021. Cumulative results exclude rehabs completed for properties sold through March 31, 2021.
(6)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

nxrt.nexpoint.com	Page 6

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2021 Full Year Guidance Summary

NXRT is providing updated 2021 guidance ranges for earnings (loss) per diluted share, Core FFO per diluted share, Same Store rental income, Same Store total revenue, and Same Store NOI as follows:

	Guidance Range (1)
	Low-End	Mid-Point	High-End	Prior Mid-Point
Earnings (loss) per diluted share (2)	$(1.07)	$(0.99)	$(0.91)	$(0.88)
Core FFO per diluted share (2) (3)	$2.21	$2.29	$2.37	$2.25

Same Store Growth: (4)
Rental Income	4.4%	4.9%	5.5%	4.7%
Total Revenue	4.3%	4.8%	5.4%	4.5%
Total Operating Expenses (5)	7.7%	6.6%	5.5%	6.6%
Same Store NOI (3)	1.8%	3.6%	5.4%	3.0%

Other Considerations: (6)
Acquisitions	$100.0	$150.0	$200.0	$150.0
Dispositions (7)	$75.0	$112.5	$150.0	$112.5
(1)

Full Year 2021 guidance forecast includes Same Store growth projections presented above, which takes into effect the tornado damage at Cutter’s Point, fires at Timber Creek and Venue 8651, units damaged by winter storm Uri and the forecast dispositions of Beechwood Terrace and Cedar Pointe and assumes no further acquisition or disposition activity for the remainder of the year.

(2)	Weighted average diluted share count estimate for full year 2021 is approximately 25.7 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2021 Same Store NOI and Core FFO guidance to net loss guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for the Full Year 2021 pro forma Same Store pool (35 properties).
(5)

The largest component to our same store operating expense forecast, real estate tax expense, is largely outside of our ability to control and while we do everything in our power to effectuate reasonable outcomes, we come into the 2021 forecast year amidst the backdrop of a COVID-19 recession that has accentuated state and local municipal budget shortfalls. One expected area of opportunity for such state and local municipalities to make up for any anticipated or actual budget shortfalls is through increased taxation. There is significant uncertainty surrounding potential property value and millage rate increases for 2021, and our forecast reflects a similar variance in potential results. Furthermore, both Davidson and Williamson County, Tennessee operate on a four-year reappraisal cycle, which is set to occur in 2021. As a result, we expect to see significant assessed value inflation across our Nashville portfolio in 2021. Initial indications of value delivered on April 23, 2021 were slightly favorable but generally consistent with our initial 2021 budget and guidance expectations. Across all assets, we expect to take all available action to control real estate tax expense inflation but we do see this as a significant component of full year performance and we highlight it here as such.

(6)

We continue to evaluate our Portfolio for capital recycling opportunities. Transaction volumes presented are not incorporated into the EPS and Core FFO guidance above. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions, except as required by law.

(7)	Includes the forecast dispositions of Beechwood Terrace and Cedar Pointe.

Additional information on 2021 financial and earnings guidance is included in the following sections of this release.

nxrt.nexpoint.com	Page 7

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	13.2%	4.4%	4.8%	$330,812	$369,494
Houston	7.1%	4.7%	5.0%	$168,456	$185,415

North Carolina
Charlotte	3.8%	4.4%	4.7%	$95,986	$106,081

Georgia
Atlanta	10.7%	4.4%	4.7%	$272,268	$300,903

Tennessee
Nashville	11.9%	4.4%	4.7%	$302,740	$334,580

Florida
Orlando	8.0%	4.7%	5.0%	$191,320	$210,580
Tampa	3.6%	4.4%	4.7%	$91,030	$100,604
South Florida	17.4%	4.4%	4.7%	$441,769	$488,232

Nevada
Las Vegas	9.7%	4.7%	5.0%	$231,229	$254,507

Arizona
Phoenix	14.6%	4.4%	4.7%	$371,251	$410,297
Total / Ave	100.0%	4.5%	4.8%	$2,496,861	$2,760,693

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate (2)	$2,496,861	$2,760,693
Cash	22,706
Restricted Cash - Renovation Reserves (4)	9,139
Renovation Capital Expenditures (4)	(9,139)
Cash Adjustments (5)	(1,077)
Fair Market Value of Interest Rate Swaps	0
Other Assets	30,121
Value of Assets	$2,548,611	$2,812,443

Tangible Liabilities
Credit Facility (6)	$183,000
Mortgage Debt	1,167,880
Total Outstanding Debt	1,350,880
Forward 12-month Principal Payments (5)	(1,077)
Total Outstanding Debt (FY 2021 Est.)	1,349,803
Other Tangible Liabilities (at Book)	25,652
Derivative Liability	12,198
Value of Liabilities	$1,387,653
Net Leverage (mid-point)	52%
Net Asset Value	$1,160,958	$1,424,790
Shares outstanding - diluted (FY 2021 Est.)	25,759
Est. NAV / Share	$45.07	$55.31
NAV / Share (mid-point)	$50.19

NOI ESTIMATE

Q4 2020 NOI Actual	28,417
Q1 2021 NOI Actual	29,581
	Low	High
Estimated Q2 2021 NOI Guidance (3)	28,936	30,313
2021 NOI Guidance (3)	$119,291	$123,422

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$2,496,861	$2,760,693
No. of Units (March 31, 2021) (2)	14,205
Implied Value/Apartment Unit	$175.8	$194.3
Implied Value/Apartment Unit (mid-point)	$185.1

(1)	Management estimates based on independent third-party review of our properties.
(2)	Estimated value ranges are presented for the existing portfolio (37 properties at March 31, 2021).
(3)

The Company anticipates net income will be in the range between approximately ($23.5) million and ($27.7) million for the full year 2021 and between (7.9) million and ($9.2) million for the second quarter of 2021.

(4)	Includes approximately $9.1 million that is held for value-add upgrades; reduced by $9.1 million for estimated 2021 rehab expenditures.
(5)	Includes approximately $1.1 million in forward 12-month principal payments.
(6)	Includes outstanding balance as of March 31, 2021.

nxrt.nexpoint.com	Page 8

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$323,429	$323,429
Buildings and improvements	1,546,465	1,544,115
Intangible lease assets	1,675	1,675
Construction in progress	11,975	10,796
Furniture, fixtures, and equipment	100,377	96,228
Total Gross Operating Real Estate Investments	1,983,921	1,976,243
Accumulated depreciation and amortization	(235,669)	(215,494)
Total Net Operating Real Estate Investments	1,748,252	1,760,749
Total Net Real Estate Investments	1,748,252	1,760,749
Cash and cash equivalents	22,706	24,457
Restricted cash	29,925	32,558
Accounts receivable, net	7,757	9,045
Prepaid and other assets	1,578	2,405
TOTAL ASSETS	$1,810,218	$1,829,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$1,162,969	$1,162,855
Credit facility, net	182,531	182,323
Accounts payable and other accrued liabilities	11,022	10,058
Accrued real estate taxes payable	7,876	12,822
Accrued interest payable	2,240	2,274
Security deposit liability	2,670	2,688
Prepaid rents	1,844	1,639
Fair market value of interest rate swaps	12,198	43,530
Total Liabilities	1,383,350	1,418,189

Redeemable noncontrolling interests in the Operating Partnership	3,375	3,098

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,127,141 and 25,016,957 shares issued and outstanding, respectively	251	250
Additional paid-in capital	376,897	376,710
Accumulated earnings less dividends	59,451	75,321
Accumulated other comprehensive loss	(13,106)	(44,354)
Total Stockholders' Equity	423,493	407,927
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,810,218	$1,829,214

nxrt.nexpoint.com	Page 9

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Revenues
Rental income	$50,340	$51,115
Other income	1,456	1,467
Total revenues	51,796	52,582
Expenses
Property operating expenses	11,216	11,721
Real estate taxes and insurance	8,722	8,023
Property management fees (1)	1,485	1,550
Advisory and administrative fees (2)	1,868	1,865
Corporate general and administrative expenses	2,940	2,701
Property general and administrative expenses	1,559	1,832
Depreciation and amortization	20,758	23,338
Total expenses	48,548	51,030
Operating income before gain on sales of real estate	3,248	1,552
Gain on sales of real estate	—	38,972
Operating income	3,248	40,524
Interest expense	(10,616)	(11,662)
Loss on extinguishment of debt and modification costs	—	(874)
Casualty gains	—	51
Miscellaneous income	468	—
Net income (loss)	(6,900)	28,039
Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	(21)	84
Net income (loss) attributable to common stockholders	$(6,879)	$27,955
Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	31,342	(50,540)
Total comprehensive income (loss)	24,442	(22,501)
Comprehensive income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	73	(68)
Comprehensive income (loss) attributable to common stockholders	$24,369	$(22,433)

Weighted average common shares outstanding - basic	25,068	25,388
Weighted average common shares outstanding - diluted	25,068	25,851

Earnings (loss) per share - basic	$(0.27)	$1.10
Earnings (loss) per share - diluted	$(0.27)	$1.08
(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.

nxrt.nexpoint.com	Page 10

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q1 Same Store Results of Operations for the Three Months Ended March 31, 2021 and 2020

There are 35 properties encompassing 13,564 units of apartment space, or approximately 95.3% of our Portfolio, in our same store pool for the three months ended March 31, 2021 and 2020 (our “Q1 Same Store” properties). Our Q1 Same Store properties exclude Cutter’s Point and Fairways at San Marcos in our Portfolio as of March 31, 2021, as well as the 93 units mentioned on page 1 that are currently down.

As of March 31, 2021, our Q1 Same Store properties were approximately 95.3% leased with a weighted average monthly effective rent per occupied apartment unit of $1,127, a year-over-year increase of 110 bps and $13, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended March 31, 2021 and 2020 for our Q1 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended March 31,
	2021	2020	$ Change	% Change
Revenues
Same Store
Rental income	$48,811	$47,782	$1,029	2.2%
Other income	1,441	1,426	15	1.1%
Same Store revenues	50,252	49,208	1,044	2.1%
Non-Same Store
Rental income	1,529	3,333	(1,804)	N/M
Other income	15	41	(26)	(63.4)%
Non-Same Store revenues	1,544	3,374	(1,830)	N/M
Total revenues	51,796	52,582	(786)	(1.5)%

Operating expenses
Same Store
Property operating expenses (1)	10,833	10,629	204	1.9%
Real estate taxes and insurance	8,574	7,507	1,067	14.2%
Property management fees (2)	1,436	1,436	—	0.0%
Property general and administrative expenses (3)	1,270	1,277	(7)	(0.5)%
Same Store operating expenses	22,113	20,849	1,264	6.1%
Non-Same Store
Property operating expenses (4)	317	1,032	(715)	N/M
Real estate taxes and insurance	148	516	(368)	(71.3)%
Property management fees (2)	50	114	(64)	N/M
Property general and administrative expenses (5)	56	86	(30)	(34.9)%
Non-Same Store operating expenses	571	1,748	(1,177)	N/M
Total operating expenses	22,684	22,597	87	0.4%

Operating income
Same Store
Miscellaneous income	128	—	128	0.0%
Non-Same Store
Miscellaneous income	341	—	341	0.0%
Total operating income	469	—	469	0.0%

NOI
Same Store	28,267	28,359	(92)	(0.3)%
Non-Same Store	1,314	1,626	(312)	(19.2)%
Total NOI (6)	$29,581	$29,985	$(404)	(1.3)%
(1)	For the three months ended March 31, 2021 and 2020, excludes approximately $58,000 and $64,000, respectively, of casualty-related expenses.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended March 31, 2021 and 2020, excludes approximately $228,000 and $316,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

nxrt.nexpoint.com	Page 11

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(4)	For the three months ended March 31, 2021 and 2020, excludes approximately $8,000 and $(4,000), respectively, of casualty-related expenses/(recoveries).
(5)

For the three months ended March 31, 2021 and 2020, excludes approximately $5,000 and $153,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

The following table contains additional information about our Q1 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended March 31, 2021 and 2020 (dollars in thousands, except for per unit data):

	Q1 2021	Q1 2020	% Change
Same Store Total Units	13,564	13,657
Same Store Occupied Units	12,921	12,862
Same Store Ending Occupancy	95.3%	94.2%	1.1%
Same Store Average Rent per Unit	$1,127	$1,114	1.2%

Same Store Revenues
Same Store Rental Income	$48,811	$47,782	2.2%
Same Store Other Income	1,441	1,426	1.1%
Total Same Store Revenues	50,252	49,208	2.1%

Same Store Operating Expenses
Payroll	4,324	4,380	(1.3)%
Repairs & Maintenance	4,125	3,999	3.2%
Utilities	2,384	2,250	6.0%
Real Estate Taxes	7,422	6,636	11.8%
Insurance	1,152	871	32.3%
Property Management Fees	1,436	1,436	0.0%
Office Operations	869	853	1.9%
Marketing	401	424	(5.4)%
Total Same Store Operating Expenses	22,113	20,849	6.1%

Same Store Operating Income
Miscellaneous income	128	—	0.0%
Total Same Store Operating Income	128	—	0.0%

Q1 Same Store NOI	$28,267	$28,359	(0.3)%

nxrt.nexpoint.com	Page 12

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q1 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	bps ∆	Q1 2021	Q1 2020	% Change
Texas
Dallas	2,344	$973	$961	1.2%	95.6%	93.9%	170	$7,693	$7,499	2.6%
Houston	1,154	1,118	1,123	(0.4)%	94.5%	95.7%	(120)	4,072	4,176	(2.5)%
Average/Total	3,498	1,021	1,014	0.7%	95.2%	94.5%	70	11,765	11,675	0.8%

North Carolina
Charlotte	562	1,015	999	1.6%	96.4%	93.9%	250	1,817	1,780	2.1%
Average/Total	562	1,015	999	1.6%	96.4%	93.9%	250	1,817	1,780	2.1%

Georgia
Atlanta	1,459	1,135	1,119	1.4%	95.7%	94.3%	140	5,093	4,913	3.7%
Average/Total	1,459	1,135	1,119	1.4%	95.7%	94.3%	140	5,093	4,913	3.7%

Tennessee
Nashville	1,848	1,016	1,023	(0.7)%	94.2%	94.2%	0	6,011	5,930	1.4%
Average/Total	1,848	1,016	1,023	(0.7)%	94.2%	94.2%	0	6,011	5,930	1.4%

Florida
Orlando	1,172	1,151	1,184	(2.8)%	94.5%	94.1%	40	4,152	4,293	(3.3)%
Tampa	576	991	965	2.7%	95.7%	94.8%	90	1,820	1,753	3.8%
South Florida	1,959	1,471	1,438	2.3%	96.3%	95.2%	110	9,215	8,905	3.5%
Average/Total	3,707	1,295	1,284	0.9%	95.6%	94.8%	80	15,187	14,951	1.6%

Arizona
Phoenix	1,327	1,101	1,066	3.3%	96.7%	96.0%	70	4,864	4,600	5.7%
Average/Total	1,327	1,101	1,066	3.3%	96.7%	96.0%	70	4,864	4,600	5.7%

Nevada
Las Vegas	1,163	1,153	1,127	2.3%	93.1%	89.2%	390	4,074	3,933	3.6%
Average/Total	1,163	1,153	1,127	2.3%	93.1%	89.2%	390	4,074	3,933	3.6%

Average/Total	13,564	$1,127	$1,114	1.2%	95.3%	94.2%	110	$48,811	$47,782	2.2%
(1)	This table only includes the 35 properties in our Q1 Same Store pool.

nxrt.nexpoint.com	Page 13

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

QoQ Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q1 2021	Q4 2020	% Change	Q1 2021	Q4 2020	bps ∆	Q1 2021	Q4 2020	% Change
Texas
Dallas	2,344	$973	$974	(0.1)%	95.6%	94.6%	100	$7,693	$7,713	(0.3)%
Houston	1,154	1,118	1,115	0.3%	94.5%	91.9%	260	4,072	4,105	(0.8)%
Average/Total	3,498	1,021	1,021	0.0%	95.2%	93.7%	150	11,765	11,818	(0.4)%

North Carolina
Charlotte	562	1,015	1,020	(0.5)%	96.4%	92.0%	440	1,817	1,765	2.9%
Average/Total	562	1,015	1,020	(0.5)%	96.4%	92.0%	440	1,817	1,765	2.9%

Georgia
Atlanta	1,459	1,135	1,130	0.4%	95.7%	95.5%	20	5,093	4,999	1.9%
Average/Total	1,459	1,135	1,130	0.4%	95.7%	95.5%	20	5,093	4,999	1.9%

Tennessee
Nashville	1,848	1,016	1,020	(0.4)%	94.2%	93.9%	30	6,011	6,032	(0.3)%
Average/Total	1,848	1,016	1,020	(0.4)%	94.2%	93.9%	30	6,011	6,032	(0.3)%

Florida
Orlando	1,172	1,151	1,173	(1.9)%	94.5%	92.2%	230	4,152	4,088	1.6%
Tampa	576	991	985	0.6%	95.7%	94.6%	110	1,820	1,766	3.1%
South Florida	1,959	1,471	1,459	0.8%	96.3%	95.3%	100	9,214	8,955	2.9%
Average/Total	3,707	1,295	1,295	0.0%	95.6%	94.2%	140	15,186	14,809	2.5%

Arizona
Phoenix	1,327	1,101	1,103	(0.2)%	96.7%	94.7%	200	4,864	4,865	0.0%
Average/Total	1,327	1,101	1,103	(0.2)%	96.7%	94.7%	200	4,864	4,865	0.0%

Nevada
Las Vegas	1,163	1,153	1,139	1.2%	93.1%	93.1%	0	4,075	3,984	2.3%
Average/Total	1,163	1,153	1,139	1.2%	93.1%	93.1%	0	4,075	3,984	2.3%

Average/Total	13,564	$1,127	$1,125	0.2%	95.3%	94.0%	130	$48,811	$48,272	1.1%

(1)	This table only includes the 35 properties in our Q1 Same Store pool.

nxrt.nexpoint.com	Page 14

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the three months ended March 31, 2021 and 2020 (in thousands, except per share amounts):

		For the Three Months Ended March 31,
		2021	2020	% Change
Net income (loss)		$(6,900)	$28,039	N/M
Depreciation and amortization		20,758	23,338	(11.1)%
Gain on sales of real estate		—	(38,972)	N/M
Adjustment for noncontrolling interests		(41)	(37)	10.8%
FFO attributable to common stockholders		13,817	12,368	11.7%

FFO per share - basic		$0.55	$0.49	13.1%
FFO per share - diluted		$0.55	$0.48	15.2%

Loss on extinguishment of debt and modification costs		—	874	N/M
Casualty-related expenses		42	60	(29.6)%
Casualty gains		—	(51)	N/M
Pandemic expense	(1)	24	—	0.0%
Amortization of deferred financing costs - acquisition term notes		209	349	(40.1)%
Adjustment for noncontrolling interests		(1)	(4)	N/M
Core FFO attributable to common stockholders		14,091	13,596	3.6%

Core FFO per share - basic		$0.56	$0.54	5.0%
Core FFO per share - diluted		$0.56	$0.53	6.9%

Amortization of deferred financing costs - long term debt		352	386	(8.9)%
Equity-based compensation expense		1,608	1,300	23.7%
Adjustment for noncontrolling interests		(6)	(5)	20.0%
AFFO attributable to common stockholders		16,045	15,277	5.0%

AFFO per share - basic		$0.64	$0.60	6.4%
AFFO per share - diluted		$0.64	$0.59	8.3%

Weighted average common shares outstanding - basic		25,068	25,388	(1.3)%
Weighted average common shares outstanding - diluted		25,068	25,851	(3.0)%

Dividends declared per common share		$0.341	$0.313	9.2%

FFO Coverage - diluted	(2)	1.62x	1.53x	5.5%
Core FFO Coverage - diluted	(2)	1.65x	1.68x	(2.1)%
AFFO Coverage - diluted	(2)	1.88x	1.89x	(0.8)%
(1)

Represents additional cleaning, disinfecting, personal protection equipment (“PPE”) and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.

(2)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

nxrt.nexpoint.com	Page 15

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q1 2021	Q1 2020	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$—	$—	N/A

Capitalized Rehab Expenditures
Interior	2,332	2,358	(1.1)%
Exterior and common area	2,960	5,619	(47.3)%

Capitalized Maintenance Expenditures
Recurring	1,259	1,444	(12.9)%
Non-Recurring	732	1,218	(39.9)%

Total Capital Expenditures	$7,283	$10,639	(31.5)%

nxrt.nexpoint.com	Page 16

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Interiors (Full & Partials)

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	15	$1,041	$1,204	$8,999	15.8%	21.9%
Arbors on Forest Ridge	210	160	774	874	4,411	13.0%	27.3%
Atera Apartments	380	172	1,125	1,270	3,276	13.0%	53.4%
Avant at Pembroke Pines	1,520	182	1,426	1,666	13,767	16.9%	21.0%
Beechwood Terrace	300	175	829	946	6,952	14.1%	20.1%
Bella Solara	320	43	1,087	1,243	10,583	14.4%	17.7%
Bella Vista	248	89	1,253	1,403	11,251	12.0%	16.0%
Bloom	528	26	1,087	1,237	12,032	13.8%	15.0%
Brandywine I & II	632	186	906	1,062	8,985	17.2%	20.9%
Cedar Pointe	210	42	958	1,137	10,156	18.7%	21.2%
Courtney Cove	324	186	829	931	4,799	12.4%	25.7%
Crestmont Reserve	242	50	834	958	5,037	15.0%	29.7%
Cutter's Point	196	140	956	1,073	5,825	12.3%	24.2%
Fairways of San Marcos	352	7	1,236	1,367	9,161	10.6%	17.2%
Hollister Place	260	201	898	1,048	7,409	16.8%	24.4%
Madera Point	256	215	819	918	4,160	12.0%	28.4%
Parc500	217	171	1,169	1,353	14,638	15.8%	15.1%
Radbourne Lake	225	308	1,000	1,045	1,033	4.5%	52.3%
Residences at Glenview Reserve	360	57	930	1,104	10,333	18.7%	20.2%
Residences at West Place	342	48	1,207	1,323	6,190	9.6%	22.4%
Rockledge Apartments	708	248	1,087	1,275	10,478	17.4%	21.6%
Sabal Palm at Lake Buena Vista	400	21	1,187	1,277	986	7.6%	109.6%
Seasons 704 Apartments	222	176	1,053	1,153	5,724	9.5%	21.1%
Silverbrook	642	455	783	864	4,067	10.3%	23.9%
Summers Landing	196	17	859	1,019	8,015	18.7%	24.0%
Summit at Sabal Park	252	194	893	995	5,659	11.4%	21.7%
The Cornerstone	430	333	927	1,016	5,390	9.6%	19.9%
The Enclave	204	86	1,264	1,410	9,974	11.6%	17.6%
The Heritage	204	81	1,183	1,329	11,177	12.3%	15.6%
The Preserve at Terrell Mill	752	552	796	946	9,746	18.8%	18.4%
The Venue on Camelback	415	153	666	923	10,560	38.6%	29.2%
Timber Creek	352	197	844	985	7,868	16.7%	21.5%
Torreyana Apartments	315	11	1,163	1,283	11,795	10.4%	12.3%
Venue at 8651	333	257	800	906	6,699	13.3%	19.0%
Versailles	388	289	$800	898	6,168	12.2%	19.0%
Total/Weighted Average	13,281	5,543	$926	$1,055	$7,199	13.9%	21.5%

Planned Value-Add Programs			Projected Avg. Rent			Rent Change & ROI (Projections)
Old Farm	734	—	$1,226	$1,316	TBD	7.3%	TBD
Stone Creek at Old Farm	190	—	1,261	1,305	TBD	3.5%	TBD
Total/Weighted Average Planned	924	—	$1,301	$1,455	TBD	11.9%	TBD
(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through March 31, 2021.
(3)	Inclusive of all full and partial interior upgrades completed and leased through March 31, 2021.

nxrt.nexpoint.com	Page 17

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Kitchen & Laundry Appliances

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	245	$807	$49	73.4%
Arbors on Forest Ridge	210	111	713	40	67.3%
Atera Apartments	380	348	730	40	65.8%
Avant at Pembroke Pines	1,520	14	730	25	41.1%
Beechwood Terrace	300	216	740	46	74.1%
Brandywine I & II	632	5	770	50	78.0%
Cedar Pointe	210	159	722	50	83.1%
Crestmont Reserve	242	120	875	27	37.3%
Cutter's Point	196	122	711	45	76.0%
Hollister Place	260	193	952	50	63.0%
Madera Point	256	156	885	30	40.2%
Radbourne Lake	225	216	717	40	66.9%
Rockledge Apartments	708	527	781	40	61.5%
Sabal Palm at Lake Buena Vista	400	634	599	86	171.8%
Silverbrook	642	354	721	48	80.5%
Summers Landing	196	71	790	50	75.9%
Summit at Sabal Park	252	226	987	40	48.6%
The Cornerstone	430	17	809	50	74.2%
Timber Creek	352	126	720	45	75.0%
Venue at 8651	333	210	711	46	77.4%
Versailles	388	294	864	50	68.9%
Total/Weighted Average	8,478	4,364	$773	$48	74.1%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all kitchen and laundry appliance upgrades completed through March 31, 2021.
(3)	Inclusive of all kitchen and laundry appliance upgrades completed and leased through March 31, 2021.

nxrt.nexpoint.com	Page 18

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Smart Home Technology Packages

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	346	$1,419	$45	27.6%
Arbors on Forest Ridge	210	210	1,416	45	27.7%
Atera Apartments	380	380	1,339	50	33.5%
Avant at Pembroke Pines	1,520	1,520	1,350	45	29.0%
Beechwood Terrace	300	300	1,291	45	30.3%
Bella Vista	248	248	970	40	43.3%
Brandywine I & II	632	632	1,234	45	31.7%
Cedar Pointe	210	210	1,242	45	31.5%
Courtney Cove	324	324	1,238	35	22.4%
Crestmont Reserve	242	242	1,241	45	31.6%
Cutter's Point	196	196	1,400	45	28.0%
Hollister Place	260	260	843	35	47.3%
Madera Point	256	256	1,283	45	30.5%
Old Farm	734	734	928	45	55.3%
Radbourne Lake	225	225	630	35	50.0%
Sabal Palm at Lake Buena Vista	400	400	1,237	45	31.7%
Silverbrook	642	642	1,308	45	29.9%
Stone Creek at Old Farm	190	190	909	45	56.5%
Summers Landing	196	196	1,449	45	27.0%
The Cornerstone	430	430	1,236	45	31.7%
The Enclave	204	204	966	40	43.5%
The Heritage	204	204	997	40	42.1%
Timber Creek	352	352	1,299	45	30.2%
Venue at 8651	333	333	1,229	45	31.9%
Versailles	388	388	1,080	45	36.3%
Total/Weighted Average	9,422	9,422	$1,207	$44	33.3%

Planned Value-Add Programs				Rent Change & ROI (Projections)
Bella Solara	320	—	TBD	TBD	TBD
Bloom	528	—	TBD	TBD	TBD
Fairways of San Marcos	352	—	TBD	TBD	TBD
Residences at Glenview Reserve	360	—	TBD	TBD	TBD
Residences at West Place	342	—	TBD	TBD	TBD
Rockledge Apartments	708	—	TBD	TBD	TBD
Seasons 704 Apartments	222	—	TBD	TBD	TBD
Summit at Sabal Park	252	—	TBD	TBD	TBD
The Preserve at Terrell Mill	752	—	TBD	TBD	TBD
The Venue on Camelback	415	—	TBD	TBD	TBD
Torreyana Apartments	315	—	TBD	TBD	TBD
Total/Weighted Average Planned	4,566	—	TBD	TBD	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all smart home technology package upgrades completed through March 31, 2021.
(3)	Inclusive of all smart home technology package upgrades completed and leased through March 31, 2021.

nxrt.nexpoint.com	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of March 31, 2021 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	1.79%	7/1/2024
Cutter's Point	Floating	84	16,640	1.79%	7/1/2024
Silverbrook	Floating	84	30,590	1.79%	7/1/2024
Beechwood Terrace	Floating	84	23,365	1.55%	9/1/2025
The Summit at Sabal Park	Floating	84	13,560	1.73%	7/1/2024
Courtney Cove	Floating	84	13,680	1.73%	7/1/2024
The Preserve at Terrell Mill	Floating	84	42,480	1.73%	7/1/2024
Versailles	Floating	84	23,880	1.73%	7/1/2024
Seasons 704 Apartments	Floating	84	17,460	1.73%	7/1/2024
Madera Point	Floating	84	15,150	1.73%	7/1/2024
Venue at 8651	Floating	84	13,734	1.89%	7/1/2024
The Venue on Camelback	Floating	84	28,093	1.79%	7/1/2024
Old Farm	Floating	84	52,886	1.79%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	1.79%	7/1/2024
Timber Creek	Floating	84	24,100	1.37%	10/1/2025
Radbourne Lake	Floating	84	20,000	1.40%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	42,100	1.41%	9/1/2025
Cornerstone	Fixed	120	21,174	4.24%	3/1/2023
Parc500	Fixed	120	14,878	4.49%	8/1/2025
Hollister Place	Floating	84	14,811	1.45%	10/1/2025
Rockledge Apartments	Floating	84	68,100	1.68%	7/1/2024
Atera Apartments	Floating	84	29,500	1.59%	11/1/2024
Cedar Pointe	Floating	84	17,300	1.46%	9/1/2025
Crestmont Reserve	Floating	84	12,061	1.29%	10/1/2025
Brandywine I & II	Floating	84	43,835	1.29%	10/1/2025
Bella Vista	Floating	84	29,040	1.43%	2/1/2026
The Enclave	Floating	84	25,322	1.43%	2/1/2026
The Heritage	Floating	84	24,625	1.43%	2/1/2026
Summers Landing	Floating	84	10,109	1.29%	10/1/2025
Residences at Glenview Reserve	Floating	84	26,560	1.55%	10/1/2025
Residences at West Place	Fixed	120	33,817	4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	177,100	1.54%	9/1/2026
Arbors of Brentwood	Floating	84	34,237	1.54%	10/1/2026
Torreyana Apartments	Floating	84	37,400	1.81%	12/1/2026
Bloom	Floating	84	58,850	1.81%	12/1/2026
Bella Solara	Floating	84	36,575	1.81%	12/1/2026
Fairways at San Marcos	Floating	84	46,464	2.14%	12/1/2027
			$1,167,880
Fair market value adjustment			1,211
Deferred financing costs, net of accumulated amortization of $4,068			(6,122)
			$1,162,969
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)	Interest rate is based on one-month LIBOR plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR as of March 31, 2021 was 0.11113%.

nxrt.nexpoint.com	Page 20

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of March 31, 2021 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Corporate Credit Facility	Floating	24	$183,000	2.61%	1/28/2022
Deferred financing costs, net of accumulated amortization of $2,146			(469)
			$182,531
(1)	Interest rate is based on one-month LIBOR plus an applicable margin. One-month LIBOR as of March 31, 2021 was 0.11113%.

Interest Rate Swap Agreements

As of March 31, 2021, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
July 1, 2016	June 1, 2021	KeyBank	$100,000	1.1055%
July 1, 2016	June 1, 2021	KeyBank	100,000	1.0210%
July 1, 2016	June 1, 2021	KeyBank	100,000	0.9000%
September 1, 2016	June 1, 2021	KeyBank	100,000	0.9560%
April 1, 2017	April 1, 2022	KeyBank	100,000	1.9570%
May 1, 2017	April 1, 2022	KeyBank	50,000	1.9610%
July 1, 2017	July 1, 2022	KeyBank	100,000	1.7820%
June 1, 2019	June 1, 2024	KeyBank	50,000	2.0020%
June 1, 2019	June 1, 2024	Truist	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.6090%
March 4, 2020	June 1, 2026	Truist	100,000	0.8200%
			$1,167,500	1.3792%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of March 31, 2021, one-month LIBOR was 0.11113%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swaps (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
June 1, 2021	September 1, 2026	KeyBank	$200,000	0.8450%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.9530%
March 1, 2022	March 1, 2025	Truist	145,000	0.5730%
March 1, 2022	March 1, 2025	Truist	105,000	0.6140%
September 1, 2026	January 1, 2027	KeyBank	92,500	1.7980%
			$742,500	0.9070%	(2)

(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of March 31, 2021, one-month LIBOR was 0.11113%.
(2)	Represents the weighted average fixed rate of the forward interest rate swaps.

nxrt.nexpoint.com	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

		Payments Due by Period (in thousands)
		Total	2021	2022	2023	2024	2025	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,167,880	$698	$1,502	$21,254	$395,085	$245,910	$503,431
Interest expense	(1)	42,231	12,907	8,452	6,920	5,801	5,002	3,149
Total		$1,210,111	$13,605	$9,954	$28,174	$400,886	$250,912	$506,580

Credit Facility
Principal payments		$183,000	$—	$183,000	$—	$—	$—	$—
Interest expense		4,029	3,663	366	—	—	—	—
Total		$187,029	$3,663	$183,366	$—	$—	$—	$—

Total contractual obligations and commitments		$1,397,140	$17,268	$193,320	$28,174	$400,886	$250,912	$506,580

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of March 31, 2021, we had entered into 13 interest rate swap transactions with a combined notional amount of $1.2 billion. We have allocated the total impact of expected settlements on the $1.2 billion notional amount of interest rate swaps to “Operating Properties Mortgage Debt.” We used one-month LIBOR as of March 31, 2021 to determine our expected settlements through the terms of the interest rate swaps.

(1)

As of March 31, 2021, we had total indebtedness of $1.4 billion at an adjusted weighted average interest rate of 3.07%, of which $1.3 billion was debt with a floating interest rate. As of March 31, 2021, interest rate swap agreements effectively covered 100% of our $1.1 billion of floating rate mortgage debt outstanding and 38.0% of our $183.0 million floating rate Credit Facility. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.3792% for one-month LIBOR on the $1.2 billion notional amount of interest rate swap agreements that we have entered into as of March 31, 2021, which effectively fix the interest rate on $1.2 billion of our floating rate debt outstanding.

nxrt.nexpoint.com	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point	Richardson, TX	196	1/31/2014	15,845	1,379	17,224	87,878
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,662	32,062	49,941
Beechwood Terrace	Antioch, TN	300	7/21/2014	21,400	1,796	23,196	77,320
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,655	20,705	82,163
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,635	20,585	63,534
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,437	25,687	114,164
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	3,947	26,697	75,844
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,610	34,160	79,442
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,997	30,162	77,737
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,626	23,876	71,700
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	462	23,794	125,232
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,961	27,461	105,619
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Cedar Pointe	Antioch, TN	210	8/24/2018	26,500	2,352	28,852	137,390
Crestmont Reserve	Dallas, TX	242	9/26/2018	24,680	2,843	27,523	113,731
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,787	87,587	138,587
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	315	11/22/2019	68,000	2,771	70,771	224,670
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Fairways at San Marcos	Chandler, AZ	352	11/2/2020	84,480	2,045	86,525	245,810
Total/Weighted Average		14,205		$1,857,920	$149,542	$2,007,462	$141,321
(1)	Only includes properties owned as of March 31, 2021.
(2)	Includes interior and exterior rehab.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Sales Price Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, Virginia	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, Tennessee	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, Tennessee	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Eagle Crest	Irving, Texas	447	27,325	55,500	124,161	9/30/2020	54,779	30,160
Total/Weighted Average		7,873	$517,194	$823,925	$104,652		$812,716	$314,871
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

nxrt.nexpoint.com	Page 24

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) interest expense (2) advisory and administrative fees, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (4) corporate general and administrative expenses, (5) other gains and losses that are specific to us including loss on extinguishment of debt and modification costs, (6) casualty-related expenses/(recoveries) and casualty gains (losses), (7) pandemic expenses that are not reflective of continuing operations of the properties and (8) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred on the early payment of debt, the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt, costs incurred in connection with a debt modification that are not capitalized as deferred financing costs and other costs incurred in a debt extinguishment that are expensed), casualty-related expenses/and recoveries and gains or losses, pandemic expenses, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing, and the noncontrolling interests (as described above) related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests (as described above) related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

nxrt.nexpoint.com	Page 25

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

NOI and Same Store NOI for the Three Months Ended March 31, 2021 and 2020

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Q1 Same Store NOI for the three months ended March 31, 2021 and 2020 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended March 31,
		2021	2020
Net income (loss)		$(6,900)	$28,039
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		1,868	1,865
Corporate general and administrative expenses		2,940	2,701
Casualty-related expenses	(1)	42	60
Casualty gains		—	(51)
Pandemic expense	(2)	24	—
Property general and administrative expenses	(3)	233	469
Depreciation and amortization		20,758	23,338
Interest expense		10,616	11,662
Loss on extinguishment of debt and modification costs		—	874
Gain on sales of real estate		—	(38,972)
NOI		$29,581	$29,985
Less Non-Same Store
Revenues		(1,544)	(3,374)
Operating expenses		571	1,748
Operating income		(341)	—
Same Store NOI		$28,267	$28,359
(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses.
(2)	Represents additional cleaning, disinfecting, PPE and other costs incurred at the properties related to COVID-19.
(3)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

nxrt.nexpoint.com	Page 26

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI for the years ended December 31, 2020, and 2019 and the three months ended December 31, 2020

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI for the years ended December 31, 2020, and 2019 and the three months ended December 31, 2020 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended December 31,		For the Three Months Ended December 31,
		2020	2019	2020
Net income		$44,150	$99,438	$(4,212)
Adjustments to reconcile net income to NOI:
Advisory and administrative fees		7,670	7,500	1,893
Corporate general and administrative expenses		10,035	9,613	1,595
Casualty-related expenses/(recoveries)	(1)	790	(34)	64
Casualty losses (gains)		(5,886)	3,488	(1,954)
Pandemic expense	(2)	510	—	35
Property general and administrative expenses	(3)	1,112	1,517	15
Depreciation and amortization		82,411	69,086	19,932
Interest expense		44,753	37,385	11,049
Loss on extinguishment of debt and modification costs		1,470	2,869	—
Gain on sales of real estate		(69,151)	(127,684)	—
NOI		$117,864	$103,178	$28,417

(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses.
(2)	Represents additional cleaning, disinfecting, PPE and other costs incurred at the properties related to COVID-19.
(3)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q1 2021	Q1 2020
Total mortgage debt	$1,167,880	$1,151,683
Credit facilities	183,000	225,000
Total Debt	1,350,880	1,376,683
Adjustments to arrive at net debt:
Cash and cash equivalents	(22,706)	(69,540)
Restricted cash held for value-add upgrades and green improvements	(9,139)	(15,356)
Net Debt	$1,319,035	$1,291,787
Enterprise Value (1)	$2,477,035	$1,918,787
Leverage Ratio	53%	67%
(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

nxrt.nexpoint.com	Page 27

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Guidance Reconciliations of NOI, Same Store NOI, NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI to net income (loss) (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

		For the Year Ended December 31, 2021	For the Three Months Ended June 30, 2021
		Mid-Point (1)	Mid-Point (1)
Net loss		$(25,599)	$(8,548)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		7,564	1,885
Corporate general and administrative expenses		12,641	3,247
Property general and administrative expenses	(2)	299	—
Depreciation and amortization		83,894	22,428
Interest expense		42,557	10,613
Casualty-related recoveries		—	—
Loss on extinguishment of debt and modification costs		—	—
Gain on sales of real estate		—	—
NOI		$121,356	$29,625
Less Non-Same Store
Revenues	(3)	(5,557)
Operating expenses	(3)	1,728
Miscellaneous income	(3)	(948)
Same Store NOI	(3)	$116,579
(1)

Mid-Point estimates shown for full year and second quarter 2021 guidance. Assumptions made for full year and second quarter 2021 NOI guidance include the Same Store operating growth projections included in the “2021 Full Year Guidance Summary” section of this release and the effect of the acquisition and dispositions throughout the fiscal year.

(2)

Adjustment to net income to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(3)

Amounts are derived from the results of operations of our pro forma Full Year 2021 Same Store properties and Non-Same Store properties. There are 35 properties in our pro forma Full Year 2021 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net loss (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2021 (in thousands, except per share data):

For the Year Ended December 31, 2021
Mid-Point
Net loss	$(25,599)
Depreciation and amortization	83,894
Gain on sales of real estate	—
Adjustment for noncontrolling interests	(166)
FFO attributable to common stockholders	58,129
FFO per share - diluted (1)	$2.26

Loss on extinguishment of debt and modification costs	—
Casualty-related expenses	177
Pandemic expense	24
Amortization of deferred financing costs - acquisition term notes	631
Adjustment for noncontrolling interests	(1)
Core FFO attributable to common stockholders	58,960
Core FFO per share - diluted (1)	$2.29

Amortization of deferred financing costs - long term debt	1,426
Equity-based compensation expense	6,962
Adjustment for noncontrolling interests	(27)
AFFO attributable to common stockholders	67,321
AFFO per share - diluted (1)	$2.62

Weighted average common shares outstanding - diluted	25,732
(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 25.7 million for the full year 2021.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income, the most directly comparable GAAP financial measure, for the years ended December 31, 2020 and 2019 (in thousands, except per share amounts):

		For the Year Ended December 31,
		2020	2019
Net income (loss)		$44,150	$99,438
Depreciation and amortization		82,411	69,086
Gain on sales of real estate		(69,151)	(127,684)
Adjustment for noncontrolling interests		(172)	(122)
FFO attributable to common stockholders		57,238	40,718

FFO per share - basic		$2.32	$1.69
FFO per share - diluted		$2.27	$1.66

Loss on extinguishment of debt and modification costs		1,470	2,869
Casualty-related expenses/(recoveries)		790	(34)
Casualty losses (gains)		(5,886)	3,488
Pandemic expense	(1)	510	—
Amortization of deferred financing costs - acquisition term notes		1,384	553
Adjustment for noncontrolling interests		6	(21)
Core FFO attributable to common stockholders		55,512	47,573

Core FFO per share - basic		$2.25	$1.97
Core FFO per share - diluted		$2.20	$1.93

Amortization of deferred financing costs - long term debt		1,453	1,530
Equity-based compensation expense		5,504	5,130
Adjustment for noncontrolling interests		(21)	(20)
AFFO attributable to common stockholders		62,448	54,213

AFFO per share - basic		$2.53	$2.25
AFFO per share - diluted		$2.47	$2.20

Weighted average common shares outstanding - basic		24,715	24,116
Weighted average common shares outstanding - diluted		25,234	24,593
(1)	Represents additional cleaning, disinfecting, PPE and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.

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